Exhibit 5.1

    Foley Hoag LLP     Boston       Washington,  DC      www.foleyhoag.com


    Seaport World Trade Center West/155 Seaport Blvd./Boston, MA 02210-2600/
                     TEL: 617.832.1000 / FAX: 617.832.7000




March 11, 2004

WaveRider Communications Inc.
255 Consumers Road, Suite 500
Toronto, Ontario Canada M2J 1R4
Ladies and Gentlemen:

         We have acted as counsel to WaveRider Communications Inc., a Nevada corporation (the "Company"), in connection with the filing on the date hereof of a Registration Statement on Form S-2 (the "Rule 462(b) Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"). The Rule 462(b) Registration Statement registers 2,000,000 shares (the "Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock") for the same offering conducted by certain selling stockholders of the Company under its Registration Statement on Form S-2, Registration No. 333-107885 (the "Initial Registration Statement"), filed with the Commission under the Securities Act and the related Prospectus (the "Prospectus") dated August 22, 2003 relating to the offering by the selling stockholders of the Company of an aggregate of up to 20,836,789 shares of Common Stock, including the Shares.

         We are familiar with the Company's Articles of Incorporation and all amendments thereto and restatements thereof, its By-Laws and all amendments thereto and restatements thereof, the records of meetings and consents of its Board of Directors and of its stockholders provided to us by the Company, and its stock records. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         We express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Nevada (as set forth in the published statutes) and the federal laws of the United States of America.

         Based upon and subject to the foregoing, it is our opinion that when the Shares are purchased as described in the Rule 462(b) Registration Statement (which includes the contents of the Initial Registration Statement) and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

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March 11, 2004
Page 2

         We consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                   Sincerely,

                                   FOLEY HOAG LLP

                                   By: /s/ David A. Broadwin
                                       ---------------------
                                       A Partner